UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 23, 2017

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	IRS Employer Identification No.

1-9513	CMS ENERGY CORPORATION (A Michigan Corporation) One Energy Plaza Jackson, Michigan 49201 (517) 788-0550	38-2726431

1-5611	CONSUMERS ENERGY COMPANY (A Michigan Corporation) One Energy Plaza Jackson, Michigan 49201 (517) 788-0550	38-0442310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company:  CMS Energy Corporation ☐           Consumers Energy Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

CMS Energy Corporation ☐             Consumers Energy Company ☐

Item 1.01. Entry into a Material Definitive Agreement.

Effective on November 23, 2017, Consumers Energy Company (“Consumers”), a principal subsidiary of CMS Energy Corporation, and The Bank of Nova Scotia agreed to extend the termination date of the $250 million secured Revolving Credit Agreement dated as of November 23, 2015 between Consumers and The Bank of Nova Scotia (the “Agreement”).  The Agreement was previously filed as Exhibit 10.1 to the Form 8-K filed November 25, 2015 and is incorporated herein by reference. Subject to the terms of the Agreement, effective as of November 23, 2017, the termination date will extend for a period of one year to November 22, 2019.  Obligations under the Agreement will continue to be secured by first mortgage bonds of Consumers issued pursuant to the 126th Supplemental Indenture dated as of November 23, 2015 to the Indenture dated as of September 1, 1945, between Consumers and The Bank of New York Mellon, Trustee.

The Bank of Nova Scotia has provided banking and underwriting services to Consumers in the ordinary course of business.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Description of the Second Extension to the $250 Million Secured Revolving Credit Agreement

Exhibit Index

10.1	Description of the Second Extension to the $250 Million Secured Revolving Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

CMS ENERGY CORPORATION

Dated: November 27, 2017	By:	/s/ Rejji P. Hayes
Rejji P. Hayes
Executive Vice President and
Chief Financial Officer

CONSUMERS ENERGY COMPANY

Dated: November 27, 2017	By:	/s/ Rejji P. Hayes
Rejji P. Hayes
Executive Vice President and
Chief Financial Officer